 As filed with the Securities and Exchange Commission on November 20, 2000
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ______________
                    COMPUTER ACCESS TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                    77-0302527
   (State or other jurisdiction               (IRS Employer Identification No.)
 of incorporation or organization)

                               2403 Walsh Avenue
                          Santa Clara, CA 95051-1302
              (Address of principal executive offices) (Zip Code)

                                   ________
                    COMPUTER ACCESS TECHNOLOGY CORPORATION
                           2000 Stock Incentive Plan
                         Employee Stock Purchase Plan
                           (Full title of the Plans)

                                ______________
                                  Dan Wilnai
                            Chief Executive Officer
                    COMPUTER ACCESS TECHNOLOGY CORPORATION
                               2403 Walsh Avenue
                          Santa Clara, CA 95051-1302
                    (Name and address of agent for service)
                                (408) 727-6600
         (Telephone number, including area code, of agent for service)

                                ______________

                                            CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                         Proposed         Proposed
                   Title of                              Maximum          Maximum
                  Securities            Amount          Offering         Aggregate                  Amount of
                     to be               to be            Price          Offering                  Registration
                  Registered          Registered(1)    per Share (2)     Price(2)                       Fee
                  ----------          -------------    -------------     ---------                 ------------
---------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
------------------------           4,812,500 shares    $ 14.50(2)     $69,781,250 (2)               $18,422.25
Common Stock, $0.001 par value
--------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan
---------------------------          312,500 shares    $ 14.50(2)     $ 4,531,250 (2)               $ 1,196.25
Common Stock, $0.001 par value
--------------------------------------------------------------------------------------------------------------
                                                                      Aggregate Registration Fee    $19,618.50
--------------------------------------------------------------------------------------------------------------

===============================================================================================================

     (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

     (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on November 16, 2000, as reported by the Nasdaq National Market.

                                    PART II


              Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               Computer Access Technology Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-43866, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999 and 1998;

          (b) The Registrant's Registration Statement No. 333-43866 on Form S-1 filed with the Commission on August 16, 2000, as amended on Form S-1/A filed with the Commission on September 28, 2000, October 17, 2000 and November 7, 2000, in which there is set forth the audited financial statements for the Registrant as of December 31, 1999 and 1998;

          (c) The Registrant's Registration Statement No. 000-31863 on Form 8-A filed with the Commission on October 30, 2000, pursuant to
               Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

          - any breach of their duty of loyalty to the corporation or its stockholders;

          - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

          - any transaction from which the director derived an improper personal benefit.

          This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

          The Registrant's bylaws provide that Registrant must indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents to the fullest extent permitted by law. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. Prior to the consummation of the offering, Registrant will obtain an insurance policy covering directors and officers for claims they may otherwise be required to pay or for which Registrant is required to indemnify them.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

Exhibit Number      Exhibit
--------------      -------

 4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No 000-31863 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

 5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.

 23.1               Consent of PricewaterhouseCoopers LLP, Independent Public
                    Accountants.

 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

 99.1               Computer Access Technology Corporation 2000 Stock Incentive
                    Plan.

 99.2               Computer Access Technology Corporation Employee Stock
                    Purchase Plan.

Item 9.   Undertakings
          ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan or Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 20th day of November, 2000.

                                   COMPUTER ACCESS TECHNOLOGY CORPORATION


                                   By:  /s/ Dan Wilnai
                                        ----------------------------------------
                                        Dan Wilnai
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors
                                        (Principal Executive Officer)


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

                    That each person whose signature appears below constitutes and appoints Dan Wilnai, President, Chief Executive Officer and Chairman of the Board of Directors, and Dennis Evans, Vice President, Chief Financial Officer and Secretary, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                          Title                                        Date
---------                          -----                                        ----
/s/ Dan Wilnai                     President, Chief Executive Officer,          November 20, 2000
-------------------------------    and Chairman of the Board of
Dan Wilnai                         Directors (Principal Executive Officer)

/s/ Dennis W. Evans                Vice President, Chief Financial Officer      November 20, 2000
-------------------------------    and Secretary (Principal Financial and
Dennis W. Evans                    Accounting Officer)

/s/ Peretz Tzarnotzky              Vice President, Chief Technology Officer     November 20, 2000
-------------------------------    and Director
Peretz Tzarnotzky

/s/ Philip Pollok                  Director                                     November 20, 2000
-------------------------------
Philip Pollok

/s/ Jean-Louis Gassee              Director                                     November 20, 2000
-------------------------------
Jean-Louis Gassee

/s/ Roger W. Johnson               Director                                     November 20, 2000
-------------------------------
Roger W. Johnson

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                    COMPUTER ACCESS TECHNOLOGY CORPORATION

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

 4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-31863 on Form 8-A12G, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration Statement.

 5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.

 23.1               Consent of PricewaterhouseCoopers LLP Independent Public
                    Accountants.

 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

 24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

 99.1               Computer Access Technology Corporation 2000 Stock Incentive
                    Plan.

 99.2               Computer Access Technology Corporation Employee Stock
                    Purchase Plan.